UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015 (November 8, 2015)

FIDELITY & GUARANTY LIFE

(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 445-6758

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2015, Fidelity & Guaranty Life, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Anbang Insurance Group Co., Ltd., a joint-stock insurance company established in the People’s Republic of China (“Anbang”), AB Infinity Holding, Inc., a Delaware corporation and a wholly-owned subsidiary of Anbang (“Parent”), and AB Merger Sub, Inc., a Delaware corporation and a newly formed, wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity, which will become a direct, wholly-owned subsidiary of Parent and an indirect, wholly-owned subsidiary of Anbang.

Following execution of the Merger Agreement, FS Holdco II Ltd. (“FS Holdco”), which is a wholly-owned subsidiary of HRG Group, Inc., holding a majority of the issued and outstanding shares of common stock of the Company (the “Common Stock”), executed and delivered to the Company a written consent (the “Consent”), approving and adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. As a result of the execution and delivery of the Consent, the holders of at least a majority of the outstanding shares of Common Stock have adopted and approved the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Common Stock will be cancelled and converted automatically into the right to receive $26.80 in cash, without interest (the “Merger Consideration”), other than any shares of Common Stock owned by the Company as treasury stock or otherwise or owned by Anbang, Parent or Merger Sub (which will be cancelled and no payment will be made with respect thereto), shares of Common Stock granted pursuant to the Company Equity Plan (as defined in the Merger Agreement) and those shares of Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn (“Appraisal Shares”). The Merger Agreement permits the Company to pay out a regular quarterly cash dividend on its Common Stock prior to the closing of the transaction in an amount not in excess of $0.065 per share, per quarter (the per share amount of the Company’s most recently declared quarterly dividend).

At the effective time of the Merger, each (i) option to purchase shares of Common Stock (a “Company Stock Option”), (ii) restricted share of Common Stock and (iii) performance-based restricted stock unit relating to shares of Common Stock (an “RSU”), in each case whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the product of (1) the number of shares subject to the award (for RSUs, determined at the target performance level) multiplied by (2) the Merger Consideration (less the exercise price per share in the case of Company Stock Options). In addition, at the effective time of the Merger, each stock option (“FGLH Stock Option”) and restricted stock unit relating to shares of Fidelity & Guaranty Life Holdings, Inc., a subsidiary of the Company (“FGLH”), whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the product of (A) the number of shares of FGLH stock subject to the award multiplied by (B) $152.44 (less the exercise price in the case of such FGLH

Stock Options), and each dividend equivalent held in respect of a share of FGLH stock (a “DER”), whether vested or unvested, will become fully vested and automatically converted into the right to receive a cash payment equal to the amount accrued with respect to such DER.

Pursuant to the Merger Agreement, the consummation of the Merger is subject to satisfaction or waiver of certain closing conditions, including, among others: (i) the information statement to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Merger shall have been cleared by the SEC and shall have been sent to stockholders of the Company (in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at least twenty (20) days prior to the closing; (ii) the absence of any law or order enacted, issued or enforced that is in effect and that makes the consummation of the Merger illegal, prevents, prohibits, restrains or enjoins the consummation of the Merger; and (iii) obtaining the requisite approvals from the Iowa Insurance Division, New York Department of Financial Services, Vermont Department of Financial Regulation, China Insurance Regulatory Commission and the Committee on Foreign Investment in the United States. The Merger Agreement does not contain any financing condition or contingency. The parties will not be required to file a notification of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, due to an available exemption.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Anbang, Parent and Merger Sub. Among other things, the Company and its subsidiaries are required to conduct their respective businesses and operations in the ordinary course of business until the Merger is consummated. Pursuant to the Merger Agreement, Anbang has agreed to cause the full and complete performance by Parent of all of its obligations pursuant to the terms of the Merger Agreement and in the event Parent does not fulfill all of its obligations pursuant to the terms of the Merger Agreement, Anbang will unconditionally and irrevocably perform such unperformed obligations of Parent pursuant to the terms of the Merger Agreement.

The Merger Agreement contains certain provisions giving each of Parent and the Company rights to terminate the Merger Agreement under certain circumstances. Upon termination of the Merger Agreement, under specified circumstances, the Company may be required to pay a termination fee to Parent of $51,450,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated by reference herein.

The Merger Agreement and the foregoing description of the Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Anbang, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Anbang or Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties, covenants, conditions and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 8, 2015, FS Holdco, the holder of 47,000,000 shares of Common Stock, constituting approximately 80.7% of the voting power of the outstanding shares of Common Stock at that time, executed the Consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger. The Consent terminates if the Merger Agreement is terminated in accordance with its terms. No further approval of the stockholders of the Company is required to adopt and approve the Merger Agreement. The Company will file with the SEC as promptly as practicable, and mail to its stockholders, an information statement describing the Merger Agreement and the transactions contemplated thereby, including the Merger.

Item 7.01	Regulation FD Disclosure.

On November 9, 2015, the Company issued a press release announcing the Merger. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements relating to the Merger involving the Company, any related matters and any potential stockholder dividends by the Company. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s and Anbang’s control. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements and, therefore, you should not place undue reliance on any such statements. These statements are based on the beliefs and assumptions of the Company’s management and the management of the Company’s subsidiaries. Generally, forward-looking statements include information concerning current expectations, other actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the Merger will be completed within the anticipated time frame or at all. Factors that could cause actual results, events and developments to differ include, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company or Anbang and others following announcement of the Merger Agreement; the inability to complete the Merger due to the failure to satisfy the conditions to the Merger; risks that the Merger disrupts current plans and operations and potential difficulties in employee retention as a result of the Merger; and legislative, regulatory and economic developments. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the SEC. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including the Company’s information statement in preliminary and definitive form. Stockholders of the Company are strongly advised to read all relevant documents filed with the SEC, including the Company’s information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free from the Company by contacting Lisa Foxworthy-Parker at Lisa.Parker@fglife.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 8, 2015, by and among Anbang Insurance Group Co., Ltd., AB Infinity Holding, Inc., AB Merger Sub, Inc. and Fidelity & Guaranty Life

99.1	Press Release, dated November 9, 2015, issued by Fidelity & Guaranty Life, regarding the Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2015	Fidelity & Guaranty Life

	By:	/s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 8, 2015, by and among Anbang Insurance Group Co., Ltd., AB Infinity Holding, Inc., AB Merger Sub, Inc. and Fidelity & Guaranty Life

99.1	Press Release, dated November 9, 2015, issued by Fidelity & Guaranty Life, regarding the Merger